Exhibit 3.80

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:23 PM 09/11/2003
FILED 12:08 PM 09/11/2003
SRV 030586185 – 370251 FILE

STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

•	First: the name of this Corporation is VNU Media & Measurement, Inc.

•

Second: Its registered office in the state of Delaware is to be located at 615 S. DuPont Hwy. in the City of Dover, County of Kent, 19901. The registered agent in charge thereof is National Corporate Research, Ltd.

•	Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

•	Fourth: The amount of the total authorized capital stock of this corporation is Dollars ($ ) divided into 3,000 shares of 0.01 Dollars ($0.01) each.

•	Fifth: The name and mailing Address of the incorporation are as follows:

Name: Mark Borino

Mailing Address: VNU, Inc., 770 Broadway

New York, NY, Zip code 10003

•

I, The Undersigned, for the purpose of forming a corporation under the laws of the state of Delaware, do make, file and record this certificate, and do certify that the facts herein stated are true and I have accordingly hereunto set my hand this 11th day day of September, A.D. 2003.

BY:	/s/ Mark Borino
(Incorporator)
NAME:	Mark Borino
(Type or Print)

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:59 PM 10/10/2003
FILED 03:53 PM 10/10/2003
SRV 030654993 – 3702571 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

VNU Media & Measurement, Inc. a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of VNU Media & Measurement Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “First” so that as amended, said article shall be and read as follows:

The name of this Corporation is VNU Media Measurement & Information, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said VNU Media & Measurement, Inc. has caused this certificate to be signed by

Frederick A. Steinmann, an Authorized Officer, this 10th Day of October, 2003.

By:	/s/ F.A. Steinmenn
Authorized Officer
Title:	Vice President
Name:	Frederick A. Steinmenn
Print or Type